Exhibit 10.47

AMENDMENT TO STOCK OPTION AGREEMENT
(_______________)

This is a [First] Amendment to Stock Option Agreement (the “Amendment”), between Tempur Sealy International, Inc. (the “Company”), and [_______________] (the “Employee” and together with the Company, the “Parties”).
WHEREAS, the Parties are parties to a Stock Option Agreement, dated as of [_______________] (the “Stock Option Agreement”);
WHEREAS, the Stock Option Agreement currently provides that upon an “Approved Retirement”, the Committee may in its discretion continue the vesting of a pro rata portion of the Options in accordance with the annual vesting schedule set forth in the Stock Option Agreement, subject to the other terms and conditions of the Stock Option Agreement;
WHEREAS, in the Stock Option Agreement an Approved Retirement is defined in part by reference to the term “Retirement” as defined in the Company’s retirement policies as in effect at the applicable time, but the Company has confirmed that it currently has no Company-wide retirement policies that would be a suitable reference for this term; and
WHEREAS, the Company wishes to amend the Stock Option Agreement to (i) create a definition of “Retirement”; (ii) continue to provide the Compensation Committee the discretion to determine whether any “Retirement” (as redefined) should constitute an Approved Retirement, and (iii) provide the Compensation Committee additional discretion to determine whether on an Approved Retirement all or only part of the unvested Options (i.e., some amount other than a pro rata portion, as currently provided in the Stock Option Agreement) shall vest.
NOW, THEREFORE, the Parties hereto agree as follows:
1.    Amendment.
(a)    Section 5(e) (“Approved Retirement”) is hereby amended in its entirety to read as follows:
“(e) Approved Retirement. In the event of the Optionee’s Approved Retirement, the Committee may at its sole discretion consent to the continued vesting of all or part of the Option in accordance with the annual vesting schedule specified in Section 4 and the extended exercisability of the vested Option Shares until the earlier of (i) the three (3) year anniversary of the date on which the Option becomes fully vested, and (ii) the three (3) year

Exhibit 10.47

anniversary of the date of such Approved Retirement. Notwithstanding the foregoing no Stock shall be issued and all of Optionee’s rights to the unvested portion of the Option and the Option Shares issuable thereunder shall be forfeited, expire and terminate unless (i) the Company shall have received a release of all claims from the Optionee in a form reasonably acceptable to the Company (and said release shall have become irrevocable in accordance with its terms) prior to the next anniversary of the Grant Date (or if earlier the deadline established in the form of release delivered by the Company to Optionee for execution) and (ii) the Optionee shall have complied with the covenants set forth in Section 10 of this Agreement. If and to the extent the Committee shall for any reason decline to consent to continued vesting on the Recipient’s Retirement, then the provisions of subsection (a) above shall instead apply.”
(b)    Section 5(f)(vi) (“Retirement”) is hereby amended in its entirety to read as follows:
“(vi) “Retirement” shall mean the voluntary termination of the Optionee’s employment with the Company or any of its Subsidiaries or Affiliates on or after reaching the minimum age of fifty-five (55); provided, however, that the sum of the Optionee’s age plus years of service (counting whole years only) must equal at least sixty (60) and provided further that there is no basis for the Company to terminate the Optionee For Cause at the time of Optionee’s voluntary termination; and”
(c)    Section 5(f) is hereby amended by adding the following as a new clause (vii):
“(vii) “Approved Retirement” shall mean any Retirement of the Optionee the Committee determines in its sole discretion shall be treated as an “Approved Retirement” for purposes of this Agreement.”
2.    No Other Amendments. Except as expressly set forth above, the Stock Option Agreement remains in full force and effect in accordance with its terms.
3.    Defined Terms. Capitalized terms used herein without definition have the meanings given them in the Stock Option Agreement.
4.    Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

Exhibit 10.47

IN WITNESS WHEREOF, the Parties have executed this First Amendment to Stock Option Agreement as of this _____ day of _______________, 201[_].
The Company
TEMPUR SEALY INTERNATIONAL, INC.

By: __________________________________
Name:
Title:
Employee
______________________________________